UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue			2244 Walnut Grove Avenue
(P.O. Box 976)			(P.O. Box 800)
Rosemead,	California	91770	Rosemead,	California	91770
(Address of principal executive offices)			(Address of principal executive offices)
(626)	302-2222		(626)	302-1212
(Registrant's telephone number, including area code)			(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Edison International:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC
Southern California Edison Company:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Cumulative Preferred Stock, 4.08% Series	SCEpB	NYSE American LLC
Cumulative Preferred Stock, 4.24% Series	SCEpC	NYSE American LLC
Cumulative Preferred Stock, 4.32% Series	SCEpD	NYSE American LLC
Cumulative Preferred Stock, 4.78% Series	SCEpE	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Edison International	☐
Emerging growth company	Southern California Edison Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Edison International	☐
Southern California Edison Company	☐

This current report and its exhibits include forward-looking statements. Edison International and Southern California Edison Company ("SCE") based these forward-looking statements on their current expectations and projections about future events in light of their knowledge of facts as of the date of this current report and their assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and SCE. Edison International and SCE have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and Southern California Edison Company's ("SCE") combined Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2020. Additionally, Edison International and SCE post or provide direct links to certain documents and information related to Southern California wildfires which may be of interest to investors at www.edisoninvestor.com (Southern California Wildfires) in order to publicly disseminate such information.
Item  7.01    Regulation FD Disclosure
SCE has issued a press release announcing the settlements discussed in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item  8.01    Other Events
As previously disclosed, multiple lawsuits have been initiated against SCE and Edison International related to the "Thomas Fire" that originated on December 4, 2017 in the Anlauf Canyon area of Ventura County, the "Koenigstein Fire" that originated on December 4, 2017 near Koenigstein Road in the City of Santa Paula, and the "Woolsey Fire" that originated on November 8, 2018 in Ventura County. Some of the lawsuits related to the Thomas and Koenigstein Fires assert that SCE and Edison International have responsibility for the damages caused by mudslides and flooding in Montecito and surrounding areas in January 2018 (the "Montecito Mudslides,” and collectively with the Thomas Fire, Koenigstein Fire and Woolsey Fire, the "2017/2018 Wildfire/Mudslide Events").
On September 22, 2020, SCE entered into an agreement (the "Settlement") with all the insurance subrogation plaintiffs in the Thomas Fire, Koenigstein Fire and Montecito Mudslides litigation (the “Settling Subrogation Plaintiffs”) after recently renewed settlement discussions with the Settling Subrogation Plaintiffs. Under the Settlement, SCE agreed to pay the Settling Subrogation Plaintiffs an aggregate of $1.16 billion, which equals $0.555 for each dollar in claims already paid by the Settling Subrogation Plaintiffs to their policy holders. SCE has also agreed to pay $0.555 for each dollar in claims to be paid by the Settling Subrogation Plaintiffs to their policy holders before July 15, 2023, up to an agreed upon cap (the “Future Settlement Payments”). No admission of wrongdoing or liability was made in reaching the Settlement, and the Settling Subrogation Plaintiffs have agreed to release SCE and Edison International from all claims and potential claims in the Thomas Fire, Koenigstein Fire and Montecito Mudslides litigation and/or related to or arising from the Thomas Fire, Koenigstein Fire or Montecito Mudslides.

In addition, SCE has reached settlements with several hundred of the several thousand individual plaintiffs in the 2017/2018 Wildfire/Mudslide Events litigation. Other claims and potential claims related to the 2017/2018 Wildfire/Mudslide Events remain. SCE continues to explore reasonable settlement opportunities with plaintiffs in the outstanding 2017/2018 Wildfire/Mudslide Events litigation.
Edison International and SCE will seek to offset any actual losses realized in connection with the 2017/2018 Wildfire/Mudslide Events litigation with recoveries from insurance policies in place at the time of the events and, to the extent actual losses exceed insurance, through electric rates. At June 30, 2020, SCE had remaining expected recoveries from insurance for the Thomas Fire, Koenigstein Fire and Montecito Mudslides of approximately $843 million. SCE expects that this insurance will be exhausted after expected recoveries for the Settlement and prior settlements to date. As of June 30, 2020, SCE had approximately $794 million remaining in expected recoveries from insurance for the Woolsey Fire litigation.

At June 30, 2020, Edison International and SCE were unable to determine a best estimate of expected losses within a reasonably estimated range and therefore Edison International's and SCE's balance sheets included accrued liabilities, established at the lower end of the reasonably estimated range of expected losses, of $4.5 billion for the 2017/2018 Wildfire/Mudslide Events. In light of recent developments, including the Settlement and increased settlement activity with individual plaintiffs in the 2017/2018 Wildfire/Mudslide Events litigation, management has determined that a best estimate is now reasonably estimable. The following table represents the changes in accrued estimated losses for the 2017/2018 Wildfire/Mudslide Events that will be recorded:

(in millions)
Total accrued estimated losses at June 30, 2020	$4,901
Amounts paid under settlements executed through June 30, 2020	(373)
Estimated losses at June 30, 2020 (established at the low-end of the reasonably estimated range of losses)	$4,528
Increase in accrued estimated losses to reflect best estimate[1]	1,296
Amounts paid or agreed to be paid under settlements executed between June 30, 2020 and September 22, 2020[2]	(1,181)
Best estimate of expected losses for remaining alleged and potential claims at September 22, 2020	4,643
1
1 Includes an estimate of the Future Settlement Payments.
 2 Does not include the Future Settlement Payments.
As a result of the increase in the accrued estimated losses for the 2017/2018 Wildfire/Mudslide Events litigation, in the third quarter of 2020, Edison International and SCE will record expected recoveries through electric rates of approximately $76 million, which is the FERC portion of the $1.3 billion charge to be accrued. SCE has not recorded a regulatory asset for the CPUC-jurisdictional portion of charge to be accrued. The net charge to earnings to be recorded is approximately $878 million after tax.
Estimated losses for the 2017/2018 Wildfire/Mudslide Events litigation are based on a number of assumptions and are subject to change as additional information becomes available. Actual losses incurred may be higher or lower than estimated based on several factors, including: the uncertainty as to the legal and factual determinations to be made during litigation, including uncertainty as to the contributing causes of the 2017/2018 Wildfire/Mudslide Events, the complexities associated with fires that merge, whether inverse condemnation will be held applicable to SCE with respect to damages caused by the Montecito Mudslides, the preliminary nature of the litigation processes, the uncertainty in estimating damages that may be alleged, and the uncertainty as to how these factors impact future settlements.
The estimated losses for the 2017/2018 Wildfire/Mudslide Events litigation do not include any potential fines or penalties that could be levied against SCE in connection with the 2017/2018 Wildfire/Mudslide Events. Edison International and SCE are currently unable to reasonably estimate the magnitude of any such fines or penalties, or the associated timing if they were to be imposed.
For additional information regarding the 2017/2018 Wildfire/Mudslide Events, including Edison International and SCE’s process for estimating losses associated with wildfire litigation claims, "Notes to Consolidated Financial Statements—Note 12. Commitments and Contingencies—Contingencies—Southern California Wildfires and Mudslides" and "Legal Proceedings" in the Edison International and SCE Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2020.

Item  9.01    Financial Statements and Exhibits
(d)        Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 23, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: September 23, 2020

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: September 23, 2020